Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-208598, 333-221480, 333-228308, 333-233054, 333-234519, 333-243491, 333-243515, 333-259196, 333-260948, 333-268286, 333-275420, 333-275421, 333-283123, and 333-283125) on Form S-8 and (Nos. 333-233052 and 333-283122) on Form S-3 of our report dated March 4, 2025, with respect to the consolidated financial statements of Wave Life Sciences Ltd. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Boston, Massachusetts

March 4, 2025